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                                                               EXHIBIT 10.12






                           BURLINGTON RESOURCES INC.
                              PHANTOM  STOCK  PLAN
                                      FOR
                             NON-EMPLOYEE DIRECTORS




                           Effective March 21, 1996





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                           BURLINGTON RESOURCES INC.
                               PHANTOM STOCK PLAN
                                      FOR
                             NON-EMPLOYEE DIRECTORS


                               TABLE OF CONTENTS
                               -----------------
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                                                                                                       PAGE
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
SECTION 1         DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2         ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 3         PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 4         BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 5         GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7


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                           BURLINGTON RESOURCES INC.
                             PHANTOM STOCK PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                                    PREAMBLE

                 WHEREAS, Burlington Resources Inc. (the "Company") desires to establish the Burlington Resources Inc. Phantom Stock Plan For Non-Employee Directors (the "Plan") in order for the Company to attract and retain highly qualified individuals to serve as members of the Company's Board of Directors by providing them with phantom stock in the Company;

                 NOW, THEREFORE, the Company does hereby adopt the Plan as set forth herein, effective as of the 1996 Annual Meeting of the stockholders of the Company.
                                   SECTION 1

                                  DEFINITIONS

                 For purposes of the Plan, the following terms shall have the meanings indicated:

1.1 Beneficiary means the person(s) designated by a Participant, on a form provided by the Management Committee and filed with the Company's Human Resources Department, to receive benefits from the Plan in the event of his or her death. A Participant may change his or her beneficiary designation at any time. If no designated Beneficiary survives the Participant, the Beneficiary shall be the Participant's surviving spouse or, if none, his or her estate.

1.2  Board means the Board of Directors of the Company.

1.3  Company means Burlington Resources Inc., a Delaware corporation.
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1.4  Company Stock Account means a notional account credited with Phantom Stock, as provided in Section 4.2.

1.5 Fair Market Value means, as applied to a specific date, the mean between the highest and lowest quoted selling prices at which the common stock of the Company was sold on such date as reported in the NYSE-Consolidated Transactions by The Wall Street Journal on such date or, if no Company common stock was traded on such date, on the next preceding day on which its common stock was so traded.

1.6 Grant Date means the first business day following each Annual Meeting of the stockholders of the Company ("Annual Meeting Date") that occurs on or after the effective date of the Plan. For an individual who first becomes a Participant other than on an Annual Meeting Date, the initial Grant Date as to that Participant shall be the first business day following the date the individual becomes a Participant.

1.7 Interest Account means a notional account credited with interest, as provided in Section 4.4.

1.8 Management Committee means the committee appointed pursuant to Section 2.1 to administer the Plan.

1.9 Participant means a member of the Board who is not also an employee of the Company or a subsidiary thereof.


1.10 Phantom Stock means a phantom or notional share of common stock of the Company. A Participant shall not possess any rights of a stockholder of the Company with respect to a share of Phantom Stock, including, without limitation, rights concerning voting and dividends. A share of Phantom Stock shall be payable solely in cash under the Plan.






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1.11 Plan means the Burlington Resources Inc. Phantom Stock Plan For
     Non-Employee Directors as amended from time to time.

1.12 Termination means a Participant's ceasing to be a member of the Board.

                                  SECTION 2

                                ADMINISTRATION

                 2.1 Management Committee. The Plan shall be administered by a management committee (the "Management Committee") consisting of such officers of the Company as the Chief Executive Officer of the Company shall designate. Subject to review by the Compensation and Nominating Committee of the Board, the Management Committee shall have the complete authority and power to interpret the Plan, prescribe, amend and rescind rules relating to its administration, determine the eligible Participants, determine a Participant's (or Beneficiary's) right to a payment and the amount of such payment, and to take all other actions necessary or desirable for the administration of the Plan. All actions and decisions of the Management Committee shall be final and binding upon all Participants and Beneficiaries.

                                   SECTION 3

                                  PARTICIPANTS

                 3.1 Participants. Each member of the Board who is not an employee of the Company or a subsidiary thereof shall automatically be a Participant.

                                   SECTION 4

                                    BENEFITS

                 4.1 Automatic Phantom Stock Grants. On each Grant Date each Participant on such date shall have credited to his Company Stock Account 500 shares of Phantom Stock.





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A separate Company Stock Account shall be established for each Participant with respect to each Grant Date; provided, however, that all Company Stock Accounts established for a Participant that are to be paid in the same manner, i.e., a lump sum, 60 installments or 120 installments, may be combined into a single Company Stock Account.


                4.2 Payment Elections. Prior to each Grant Date a Participant may elect to have all or a portion of the shares of Phantom Stock that are to be granted to the Participant on such Grant Date be paid in one of the forms specified in Section 4.4 following the Participant's Termination. The payment election shall be irrevocable, shall apply only to the grant applicable to that specified Grant Date and shall be made on a form prescribed by the Management Committee. If a Participant does not make a payment election with respect to a specified Grant Date, the Phantom Stock granted to the Participant on that Grant Date shall be paid following his or her Termination in the same manner as provided in the last election made by the Participant for a grant under the Plan prior to that Grant Date and, if no election has ever been made, then in a lump sum in accordance with Section 4.4 as if the Participant had elected such option.

                 4.3 Investment of Accounts. A Participant's Company Stock Account(s) shall be credited with the shares of Phantom Stock granted as of the applicable Grant Dates, and with phantom (notional) dividends with respect to the Phantom Stock, which shall be credited as being reinvested in additional shares of Phantom Stock. All credits and debits to a Company Stock Account shall be made based on the Fair Market Value per share of the Company's common stock on the applicable date.




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                 4.4      Payment of Accounts.  Except as provided below, upon
a Participant's Termination the Company shall pay to such Participant (or to Participant's death) an amount in cash equal to the balance then credited to his or her Company Stock Account(s) as follows:

                 (a)      a lump sum payment; or

                 (b) in 60 consecutive substantially equal monthly installments; or

                 (c) in 120 consecutive substantially equal monthly installments,

whichever form of payment has been elected (or deemed elected) by the Participant. However, if a Participant has elected to receive the distribution of a Company Stock Account in installments, such Company Stock Account shall be automatically converted into an Interest Account as of the Participant's date of Termination. Each Interest Account shall accrue interest on the balance credited to such Interest Account from the date of Termination through the date of its distribution. Such interest shall be credited to the Interest Account at the end of each calendar quarter or such other periods as may be determined by the Management Committee. The Management Committee shall determine, in its sole discretion, the rate of interest to be credited periodically to the Interest Accounts.

                 Payment of Accounts shall commence or be made in the January following the year in which the Participant's Termination occurs.

                 Notwithstanding anything in the Plan to the contrary, if the Management Committee determines at any time that Participants may be given the ability to change their election as to the distribution of their Company Stock Account(s) without causing the loss of any exempt treatment to "insiders" subject to the provisions of Section 16 of the Securities Exchange




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Act of 1934, as amended, the Management Committee may amend the Plan to provide for such election changes as it deems appropriate.

                 4.5 Acceleration of Payments. Notwithstanding a Participant's election to the contrary, the Management Committee, in its sole discretion, may accelerate the payment of all or part of the unpaid balance of a Participant's Account(s) in the event of the Participant's death, or upon its determination that the Participant (or his or her Beneficiary in the case of the Participant's death) has incurred a "severe financial hardship" resulting from a sudden and unexpected illness or accident of such person or of a dependent, a loss of such person's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of such person. The Management Committee in making its determination of severe financial hardship may consider such factors and require such information as it deems appropriate, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of such person's assets, to the extent liquidation of such assets will not itself cause severe financial hardship. However, notwithstanding the foregoing, the Management Committee shall not accelerate the payment of any Company Stock Account maintained for a Participant if such acceleration would cause the loss on any exempt treatment under the Plan for "insiders" for securities laws purposes.





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                                   SECTION 5

                               GENERAL PROVISIONS

                 5.1 Unfunded Obligation. The amounts to be paid to Participants pursuant to this Plan are unfunded obligations of the Company. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments, including trust investments, which the Company may make to fulfill this obligation shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or notional accounts shall not create or constitute a trust or a fiduciary relationship between the Management Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or his or her Beneficiary or his or her creditors in any assets of the Company whatsoever. The Participants (and Beneficiaries) shall have no claim against the Company for any changes in the value of any Accounts and shall be general unsecured creditors of the Company with respect to any payment due under this Plan.

                 5.2 Incapacity of Participant or Beneficiary. If the Management Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) at the discretion of the Management Committee, may be paid to the spouse, child, parent or brother or sister of such Participant or Beneficiary or to any person whom the Management Committee has determined has incurred expense for such Participant or Beneficiary.




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Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

                 5.3 Nonassignment. The right of a Participant or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered in any manner nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

                 5.4 Termination and Amendment. The Board may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all of its provisions. The Management Committee may also amend the Plan; provided, however, it may not suspend or terminate the Plan, or substantially increase the obligations of the Company under the Plan, or expand the classification of employees who are eligible to participate in the Plan. No amendment, suspension or termination of the Plan may impair the right of a Participant or his or her Beneficiary to receive the benefit accrued hereunder prior to the effective date of such amendment, suspension or termination. Notwithstanding the foregoing, the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

                 5.5 Compliance with Securities Laws. It is the intention of the Company that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this Plan shall be construed to meet the requirements for exemption from Section 16 of the Exchange Act and, if any Plan provision is later found to be contrary to meeting the requirements for such





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exemption, that provision shall be deemed null and void.  Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers and directors subject to
Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

                 5.6 Applicable Law. Except to the extent preempted by applicable federal law, the Plan shall be construed and governed in accordance with the laws of the State of Texas.





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